EXHIBIT 99.1

FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of November 1, 2010

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise.  Statements contained in this Fleet Status Report, including information regarding our estimated rig availability, contract duration, future dayrates, future daily operating costs, future effective tax rates, customer or contract status are forward-looking statements.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including: our dependence on the oil and gas industry; the risks involved in upgrade, repair and construction of our rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; risks associated with a possible disruption in operations due to the war with Iraq and governmental regulations and environmental matters.  A list of additional risk factors can be found in our annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.  All information in this Fleet Status Report is as of the date indicated above.  We undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER SEMISUBMERSIBLES
ATWOOD CONDOR	10,000’	Under construction in Singapore with delivery expected in the third quarter of fiscal year 2012.	---	AVAILABLE	N/A
ATWOOD OSPREY	8,200’	Under construction in Singapore with delivery expected in the second quarter of fiscal year 2011 at which time the rig will be mobilized to Australia.	CHEVRON AUSTRALIA PTY. LTD.
FIRM WORK –
Second quarter fiscal year 2014 if three-year commitment or second quarter fiscal year 2017 if six-year commitment.  (Contract provides option to extend to six years at time of delivery of rig)

					$470,000 (if three-year commitment) $450,000 (if six-year commitment)	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5000’	Australia	CHEVRON	FIRM WORK – September/October 2011 (Six months after the ATWOOD OSPREY commences operations in Australia)	$450,000 (until the ATWOOD OSPREY commences operations in Australia)/$390,000 thereafter
The rig incurred approximately 28 zero rate days in October to complete its regulatory inspections and planned maintenance.

Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

ATWOOD FALCON	5,000’	Malaysia	SHELL	FIRM WORK – August 2011	$431,000	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD HUNTER	5,000’	Equatorial Guinea	NOBLE ENERGY INC (“NOBLE”)	FIRM WORK - December 2010	$545,000	Day rate subject to change due to cost escalation provisions in the contract.
		Ghana/ Equatorial Guinea	KOSMOS ENERGY GHANA INC/NOBLE	FIRM WORK - October 2012	$538,000 to $545,000	Day rate subject to change due to cost escalation provisions in the contract.

JACK-UPS
“ATWOOD 12”	400’	Under construction in Singapore with delivery expected in the fourth quarter of fiscal year 2012.	---	AVAILABLE	N/A
“ATWOOD 13”	400’	Under construction in Singapore with delivery expected in the first quarter of fiscal year 2013.	---	AVAILABLE	N/A
ATWOOD BEACON	400’	Suriname/Guyana	MURPHY SURINAME OIL COMPANY, LTD./REPSOL EXPLORATION S.A./TEIKOKU OIL (SURINAME) CO. LTD. (INPEX) (“BEACON OPERATOR GROUP”)	FIRM WORK – August/September 2011 (4 wells)	$115,000
The rig commenced dayrate on October 11th.

The contract provides an option to drill one (1) additional well at the current contracted dayrate.  This option must be exercised by 10 days after the start of the second firm well.

ATWOOD AURORA	350’	Egypt	RWE DEA NILE GmbH	FIRM WORK – April 2011	$133,000	Day rate subject to change due to cost escalation provisions in the contract.
VICKSBURG	300’	Thailand	NUCOASTAL (THAILAND) LIMITED	FIRM WORK – June 2011	$90,000	The rig incurred approximately ten (10) zero rate days in October for regulatory inspections.
OTHER
ATWOOD SOUTHERN CROSS	2,000’	Malta	---	AVAILABLE	N/A
SEAHAWK	1,800’	Ghana	---	AVAILABLE	N/A
RICHMOND	70’	US Gulf of Mexico	---	AVAILABLE	N/A